SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 14, 2016 with respect to the financial statements of Northsight Capital, Inc., in its registration statement on Form S-1 relating to the registration of 27,269,633 shares of common stock. We also consent to the reference to our firm under the caption "Experts" in such registration statement.

Sadler Gibb & Assoc.

Salt Lake City, UT
March 21, 2017

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109